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                                                                    EXHIBIT 10.4
                      CARLSON RESTAURANTS WORLDWIDE INC.
                               STOCK OPTION PLAN


1.       PURPOSE OF PLAN.

         Under this Stock Option Plan (the "Plan"), the Company may grant Options to Employees and Directors to purchase shares of the Company's Common Stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate Participants by providing them the opportunity to acquire equity ownership in the Company. The Plan provides for Options which qualify as Incentive Stock Options under Code Section 422, as well as Non-Qualified Stock Options which do not so qualify.

2.       DEFINITIONS.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1      "AFFILIATE" means any of the following:

                  (a)      Carlson Companies, Inc.

                  (b)      Carlson Holdings, Inc.

                  (c) Any entity that is directly or indirectly controlled by the Company, Carlson Companies, Inc., or Carlson Holdings, Inc.

                  (d) Any entity in which the Company, Carlson Companies, Inc., or Carlson Holdings, Inc. has a significant equity interest.

                  (e) Any lineal descendant of Curtis L. Carlson or any trust solely for the benefit of one or more of such lineal descendants or any other entity beneficially owned by such lineal descendants.

         2.2      "BOARD" means the Board of Directors of the Company.

         2.3 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.4      "CHANGE IN CONTROL" means an event described in Section 8.1.

         2.5      "CODE" means the Internal Revenue Code of 1986, as amended.

         2.6 "COMMITTEE" means any group appointed under Section 3 to administer the Plan.

         2.7      "COMMON STOCK" means the Class A common stock of the Company.

         2.8 "COMPANY" means Carlson Restaurants Worldwide Inc., a Delaware corporation.

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         2.9      "DIRECTOR" means each director of the Company who is not an
Employee.

         2.10 "DISABILITY" means any disability that entitles the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or any Affiliate then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Code Section 22(e)(3).

         2.11     "EMPLOYEE" means an employee of the Company or any Affiliate.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.13 "EXPIRATION DATE" means the date an option is scheduled to expire and no longer be exercisable. The Expiration Date of an Option will in no case be later than 10 years after the date the Option was granted.

         2.14 "FAIR MARKET VALUE" of a share of Common Stock as of a particular day means:

                  (a) If the Common Stock is then Publicly Traded: The closing price of such stock as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which such stock is then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which such stock is then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or Committee.

                  (b) If the Common Stock is then not Publicly Traded: The price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Such Fair Market Value shall be determined for this purpose by the Board or Committee, or by an independent appraiser selected by the Board or Committee. The determination of Fair Market Value by the Board, Committee, or appraiser shall be conclusive and binding notwithstanding the possibility that other persons might make a different determination.

         2.15 "FUNDAMENTAL CHANGE" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

         2.16 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock that qualifies as an "incentive stock option" within the meaning of Code Section 422.

         2.17 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is considered (i) a non-employee director within the meaning of Exchange Act Rule 16b-3 and (ii) an outside director within the meaning of Code
Section 162(m).

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         2.18     "NON-QUALIFIED STOCK OPTION" means a right to purchase
Common Stock that does not qualify as an Incentive Stock Option.

         2.19 "OPTION" means an Incentive Stock Option or a Non-Qualified Stock Option.

         2.20 "OPTION AGREEMENT" means a written agreement through which the Company agrees to grant an Option to a Participant and specifies the terms of that Option. An Option Agreement may take the form of a letter or notice to the Participant, or a contract to be signed by the Participant.

         2.21 "PARTICIPANT" means an Employee or Director who receives one or more Options under the Plan.

         2.22 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant.

         2.23 "PUBLICLY TRADED" means the Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange or on the NASDAQ National Market or if sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc.

         2.24 "RETIREMENT" of a Participant means the Participant's Termination of Service under either of the following circumstances:

                  (a) The Termination of Service occurs on or after the date the Participant attained age 55, and the sum of his attained age on his last birthday and his full years of service is 75 or more. "Service" for this purpose means aggregate service as an employee and/or director of the Company or any Affiliate.

                  (b) The Termination of Service occurs on or after the date the Participant attained age 62, regardless of his length of service.

         2.25     "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2.26 "TERMINATION OF SERVICE" means that a Participant has ceased to be an Employee or Director. Termination of Service does not include transfer among the Company and one or more Affiliates.

3.       PLAN ADMINISTRATION.

         The Plan shall be administered by the Board or by a Committee appointed by the Board. If the Company has a class of equity securities registered under
Section 12 of the Exchange Act, any such Committee shall consist solely of not less than two members of the Board who are Non-Employee Directors. The Board or any such Committee shall have the following authority, subject to the terms of the Plan:

                  (a) To determine which Employees and Directors will be designated as Participants and granted Options.

                  (b) To determine the terms of each Option including the number of shares of Common Stock subject to the Option, the exercise price, the terms under which the Option will vest or become exercisable, the expiration date of the Option, and the period of time (if any) following Termination of Service that the option may be exercised.

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                  (c)    To determine whether the Option will be granted as an
                         Incentive Stock Option or as a Non-Qualified Stock Option, recognizing that certain individuals, such as non-Employee Directors, are not eligible to receive Incentive Stock Options.

                  (d) To modify the terms of any outstanding Option in any manner; provided, however, that the modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by the modified terms has consented to such modification.

                  (e) To exercise any other authority delegated to the Board or Committee by the Plan, and to do whatever is necessary to properly administer the Plan. The
                         Board or Committee may assign non-discretionary responsibilities with regard to the Plan to employees of the Company or an Affiliate.

                  (f) To delegate to persons who are not Non-Employee Directors all or any part of its authority under the Plan with regard to granting and administering Options for persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. (However, options so granted generally will not qualify as "performance based compensation" for purposes of Code Section 162(m).)

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be _______________ shares.

         4.2 ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan. However, shares withheld for the purpose of paying applicable withholding taxes will not again become available for issuance under the Plan.

         4.3 ADJUSTMENTS TO SHARES AND OPTIONS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Board or Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

5.       PARTICIPATION.

         The Board or Committee may designate any Employee or Director as a Participant.

6.       OPTIONS.

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         6.1      GRANTS. An Employee or Director may be granted one or more
Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board or Committee in its sole discretion. The Board or Committee may designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option, recognizing that certain individuals such as outside directors are not eligible to receive Incentive Stock Options. The aggregate number of shares on which Options may be granted to any one Employee during the duration of the Plan may not exceed 15% of the total shares of Common Stock available for issuance under the Plan. If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said 15% limit. If an outstanding Option is amended to reduce the exercise price, and the amendment is not made pursuant to Section 4.3, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option, and both the original Option and the new Option will be included in applying the 15% limit.

         6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Board or Committee in its discretion at the time of the Option grant and may be greater or less than the Fair Market Value at the time of grant. However, the exercise price per share for any Incentive Stock Option shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

         6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Board or Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant. The terms of each Option will be set forth in a written Option Agreement. Each Option Agreement will specify the length of time (if any) the Option will remain in effect after a Participant's Termination of Service. However, in no event will an Option remain exercisable after its Expiration Date. The Option Agreement may specify different terms depending on the reason for the Termination of Service (E.G., retirement, Disability, death, voluntary termination, involuntary termination, etc.).

         6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Board or Committee, in its sole discretion and upon terms and conditions established by the Board or Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, Attestation, or by a combination of such methods. "Attestation" means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares having a fair market value equal to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares. Upon receipt of such attestation of Previously Acquired Shares, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares required to cover tax withholding obligations.

         6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and Option Agreement, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4.

         6.6 DEFERRAL OF GAIN UPON EXERCISE. The Board or Committee, in its discretion, may permit a Participant to elect that the gains realized upon exercise of a Non-Qualified Stock Option will be deferred until after the exercise date. The terms of any such deferral opportunity will be specified in the Option Agreement.

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7.       PAYMENT OF WITHHOLDING TAXES.

         The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or an Affiliate), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option. The Board or Committee may, in its sole discretion and upon terms and conditions established by the Board or Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation by means of a Broker Exercise Notice, or by reducing the number of shares delivered to the Participant, or by a combination of such methods.

8.       CHANGE IN CONTROL.

         8.1 CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" of the Company will mean the following:

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company or its Affiliates;

                  (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors; or

                  (d) any person, entity or group which is not an Affiliate becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors.

         The Board or Committee may, in its sole discretion, provide in an Option Agreement or at any time after the grant of an Option that in the event of a Change in Control, the Option will be modified through one or a combination of the methods described in Sections 8.2, 8.3 and 8.4.

         8.2 SUBSTITUTION OF SUCCESSOR STOCK. The Board or Committee may, in its sole discretion, provide in an Option Agreement or at any time after the grant of an Option, that if there is a Change in Control of the Company while the Option remains outstanding, the Option will be adjusted as provided in Section 4.3 of the Plan. Such adjustment may involve adjusting the number of shares, or substituting shares of a successor corporation for the shares of Company Stock on which the Option was originally granted. If such adjustment

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is made, the Option will remain subject to its original terms regarding vesting and exercisability, unless otherwise provided by the Board or Committee in its sole discretion.

         8.3 ACCELERATION OF VESTING. The Board or Committee may, in its sole discretion, provide in an Option Agreement or at any time after the grant of an Option, that if there is a Change in Control of the Company while the Option remains outstanding, the Option will become immediately exercisable in full and will remain exercisable for the remainder of its term or for a shorter period designated by the Board or Committee, regardless of whether the Participant to whom such Option was granted remains in the employ or service of the Company or any Affiliate after the Change in Control.

         8.4 CASH PAYMENT FOR OPTIONS. The Board or Committee may, in its sole discretion, provide in an Option Agreement or at any time after the grant of an Option, that if there is a Change in Control of the Company while the Option remains outstanding, the Participant holding that Option will receive, with respect to the shares of Common Stock subject to such Option, as of the effective date of the Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of such Option, whereupon such Option will be canceled.

9.       RIGHTS OF RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

         9.1 EMPLOYMENT. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment of any Employee at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Affiliate.

         9.2 RIGHTS AS A SHAREHOLDER. As a holder of Options a Participant will have no rights as a shareholder unless and until such Options are exercised and the Participant becomes the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Board or Committee may determine in its discretion.

         9.3 RESTRICTIONS ON TRANSFER. Any Option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative, except that an Option which is not intended to be an Incentive Stock Option may, if the Option Agreement so provides, also be transferable to members of the optionee's Immediate Family, to a partnership whose members are only the optionee and/or members of the optionee's Immediate Family, or to a trust for the benefit of only the optionee and/or members of the optionee's Immediate Family. "Immediate Family" for purposes of this section includes only the optionee's spouse, parents, children, and other direct descendants of the optionee and his or her spouse (including children and other descendants by adoption).

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10.      SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any Option Agreement, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Board or Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.      PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3, 8 and 13.4 of the Plan.

12.      EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan is effective as of _______________. The Plan will terminate ten years after said effective date, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may be exercised in accordance with their terms.

13.      MISCELLANEOUS

         13.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

         13.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company.

         13.3 BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Affiliate, whether such breach occurs before or after termination of such Participant's employment with the Company or any Affiliate, the Board or Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any Option Agreements without notice of any kind.

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